Exhibit 8.1

List of Subsidiaries of the Registrant (as of December 31, 2021)

Subsidiaries	Jurisdiction of Incorporation
XPeng Limited	BVI

XPeng (Hong Kong) Limited	Hong Kong

XMotors. ai, Inc.	U.S.

XSense. ai, Inc.	U.S.

Guangdong Xiaopeng Motors Technology Co., Ltd.* 广东小鹏汽车科技有限公司	PRC

Guangzhou Xiaopeng Automotive Financing Lease Co., Ltd.* 广州小鹏汽车融资租赁有限公司	PRC

Guangzhou Chengxingzhidong Automotive Technology Co., Ltd.* 广州橙行智动汽车科技有限公司	PRC

Guangdong Xiaopeng Automotive Industry Holding Co., Ltd.* 广东小鹏汽车产业控股有限公司	PRC

Zhaoqing Xiaopeng Automobile Co., Ltd.* 肇庆小鹏汽车有限公司	PRC

Guangzhou Xiaopeng Automotive Trading Co., Ltd.* 广州小鹏汽车贸易有限公司	PRC

Guangzhou Xiaopeng Motors Technology Co., Ltd.* 广州小鹏汽车科技有限公司	PRC

Xiaopeng Automobile Sales Co., Ltd.* 小鹏汽车销售有限公司	PRC

XMotors Limited	Hong Kong

Guangzhou Xiaopeng Smart Charge Technology Co., Ltd.* 广州小鹏智慧充电科技有限公司	PRC

Guangzhou Xiaopeng Smart Mobility Technology Co., Ltd.* 广州小鹏智慧出行科技有限公司	PRC

Zhaoqing Xiaopeng New Energy Investment Co., Ltd.* 肇庆小鹏新能源投资有限公司	PRC

Beijing Hengxin Shiguang Automotive Service Co., Ltd.* 北京恒信时光汽车服务有限公司	PRC

Xiamen Pengxing Automobile Sales Service Co., Ltd.* 厦门鹏行汽车销售服务有限公司	PRC

Changsha Xiaopeng Automobile Sales Service Co., Ltd.* 长沙小鹏汽车销售服务有限公司	PRC

Xi’an Xiaopeng Energy Automobile Sales Service Co., Ltd.* 西安小鹏能源汽车销售服务有限公司	PRC

Zhengzhou Xiaopeng Automobile Sales Co., Ltd.* 郑州小鹏汽车销售有限公司	PRC

Tianjin Xiaopeng Automobile Sales Service Co., Ltd.* 天津小鹏汽车销售服务有限公司	PRC

Wuhan Xiaopeng Automobile Sales Service Co., Ltd.* 武汉小鹏汽车销售服务有限公司	PRC

Hangzhou Xiaopeng Automobile Co., Ltd.* 杭州小鹏汽车有限公司	PRC

Suzhou Xiaopeng Automobile Sales Service Co., Ltd.* 苏州小鹏汽车销售服务有限公司	PRC

Shenzhen Xiaopeng Automobile Sales Service Co., Ltd.* 深圳小鹏汽车销售服务有限公司	PRC

Nanjing Xiaopeng Automobile Sales Service Co., Ltd.* 南京小鹏汽车销售服务有限公司	PRC

Zhaoqing Xiaopeng Automobile Sales Service Co., Ltd.* 肇庆小鹏汽车销售服务有限公司	PRC

Dongguan Pengxing Automobile Sales Service Co., Ltd.* 东莞鹏行汽车销售服务有限公司	PRC

Beijing Xiaopeng Automobile Co., Ltd.* 北京小鹏汽车有限公司	PRC

Guangzhou City Delong Automotive Services Co., Ltd.* 广州市德隆汽车服务有限公司	PRC

Chongqing Xiaopeng Automobile Sales Service Co., Ltd.* 重庆小鹏汽车销售服务有限公司	PRC

Chengdu Xiaopeng Automobile Sales Co., Ltd.* 成都小鹏汽车销售有限公司	PRC

Qingdao Xiaopeng Automobile Sales Service Co., Ltd.* 青岛小鹏汽车销售服务有限公司	PRC

Shijiazhuang Xiaopeng Automobile Sales Service Co., Ltd.* 石家庄小鹏汽车销售服务有限公司	PRC

Wuxi Xiaopeng Automobile Sales Service Co., Ltd.* 无锡小鹏汽车销售服务有限公司	PRC

Ningbo Xiaopeng Automobile Sales Service Co., Ltd.* 宁波小鹏汽车销售服务有限公司	PRC

Shanghai Xiaopeng Automobile Sales Service Co., Ltd.* 上海小鹏汽车销售服务有限公司	PRC

Variable Interest Entity (“VIE”)	Jurisdiction of Incorporation
Guangzhou Zhipeng Internet of Vehicle Technology Co., Ltd.* 广州智鹏车联网科技有限公司	PRC

Guangzhou Yidian Smart Mobility Technology Co., Ltd.* 广州易点智慧出行科技有限公司	PRC

Guangzhou Xintu Technology Co., Ltd. 广州欣图科技有限公司	PRC

*	The English name of this subsidiary or VIE, as applicable, has been translated from its Chinese name.

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